UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 18, 2010
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of stockholders of TOR Minerals International, Inc. was held on Friday, June 18, 2010 for the following purposes:

1.       To elect eight (8) member to the board of directors.

2.       To approve the potential issuance of shares of our common stock upon the conversion of debentures and the exercise of warrants issued to certain inside investors.

3.       To ratify the appointment by our board of directors of UHY LLP as our independent auditors for the fiscal year ending December 31, 2010.

The final voting results are as follows:

Election of Directors	For	Withheld		Broker Non-Vote
Julie Ehmann	1,343,434	11,487		467,539
David Hartman	1,343,434	11,487		467,539
Doug Hartman	1,343,534	11,387		467,539
Olaf Karasch	1,340,074	14,847		467,539
Thomas Pauken	1,343,534	11,387		467,539
Bernard Paulson	1,340,074	14,847		467,539
Steven Paulson	1,343,534	11,387		467,539
Tan Chin Yong	1,343,494	11,427		467,539

	For	Against	Abstain	Broker Non-Vote
To approve the potential issuance of shares of our Common Stock upon the conversion of debentures and exercise of warrants issued to certain inside investors	1,261,769	88,432	4,720	467,539
To ratify the appointment of our independent auditors	1,809,667	11,566	1,227	0
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: June 23, 2010	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer
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